UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2008
HEALTHMARKETS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14953 (Commission File Number)	75-2044750 (I.R.S. Employer Identification Number)

9151 Boulevard 26, North Richland Hills, Texas (Address of principal executive offices)	76180 (Zip Code)
Registrant’s telephone number, including area code: (817) 255-5200
(former name and address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     As previously disclosed, in March 2005, HealthMarkets, Inc. (the “Company”) received notification that the Market Analysis Working Group of the NAIC had chosen the states of Washington and Alaska to lead a multi-state market conduct examination of the Company’s principal insurance subsidiaries — The MEGA Life and Health Insurance Company, Mid-West National Life Insurance Company of Tennessee and The Chesapeake Life Insurance Company (the “Insurance Subsidiaries”) — for the examination period January 1, 2000 through December 31, 2005. Thirty-six (36) states elected to participate in the examination. The examiners issued a final examination report on December 20, 2007.
     On May 29, 2008, the Insurance Subsidiaries entered into a regulatory settlement agreement (“RSA”) with the Director of the Alaska Division of Insurance and the Insurance Commissioner of Washington State (the “Lead Regulators”) that provides for the settlement of the examination on the following terms:
     (1) A monetary penalty in the amount of $20 million, payable within ten business days of the effective date of the RSA;
     (2) A monetary penalty of up to an additional $10 million if the Insurance Subsidiaries are found not to comply with the requirements of the RSA when re-examined. Compliance will be monitored by the Lead Regulators, the Insurance Subsidiaries’ domestic regulators (The Insurance Commissioner of the State of Oklahoma and the Commissioner of Insurance of the State of Texas) (the “Domestic Regulators”) and the California Department of Insurance (collectively, the “Monitoring Regulators”). The Monitoring Regulators will determine the amount, if any, of the penalty for failure to comply with the requirements of the RSA through a follow-up examination scheduled to occur during 2010;
     (3) An “Outreach Program” to be administered by the Insurance Subsidiaries with certain existing insureds, which will be implemented within six months of the effective date of the RSA. The Insurance Subsidiaries will send a notice to all existing insureds whose medical coverage was issued by the Insurance Subsidiaries prior to August 1, 2005 which will include contact information for insureds to obtain information about their coverage and the address of a website responsive to coverage questions; and
     (4) Ongoing monitoring of the Insurance Subsidiaries’ compliance with the RSA by the Monitoring Regulators, through periodic reports from the Insurance Subsidiaries. The Insurance Subsidiaries will be required to continue their implementation of a corrective action plan, the standards of which must be met by December 31, 2009. The Insurance Subsidiaries will bear the reasonable costs of monitoring by the Monitoring Regulators and their designees. In the event that the Monitoring Regulators find that the Insurance Subsidiaries have intentionally breached the terms of the RSA, resulting penalties and fines as a result of such finding will not be limited to the monetary penalties of the RSA.
     The RSA will become effective thirty days after twenty-seven states agree to sign the agreement. The Lead Regulators have executed the RSA.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHMARKETS, INC.
By:	/s/ David W. Fields
	Name:	David W. Fields
	Title:	President and Chief Operating Officer

Date: June 3, 2008